FIRST AMENDMENT TO
CHANGE IN CONTROL AGREEMENT

This First Amendment to Change in Control Agreement (this “Amendment”) is made and entered into as of December 19, 2012, between Shiloh Industries, Inc. (the “Company”) and Owen F. Kline (the “Executive”).
WITNESSETH
WHEREAS, the Company and the Executive are party to that certain Change in Control Agreement, dated as of August 25, 2011 (the “Agreement”);
WHEREAS, the Company and the Executive desire to amend the Agreement as set forth herein in order to cause the Agreement to comply with Code Section 409A; and
WHEREAS, capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Agreement.
AGREEMENT
NOW THEREFORE, in consideration of the premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1.    Section 2(c) of the Agreement is amended in its entirety to read as follows:

“(c) Severance Payment. For all purposes under this Agreement, upon the Executive becoming eligible for the Severance Payment as provided above, the Company shall pay to the Executive a lump sum in cash equal to the sum of (i) 1.5 times the Executive's annual base salary at the time of (A) the Change in Control or (B) separation from service, whichever is higher, plus (ii) 1.5 times the Executive's target bonus for the fiscal year in which the Change in Control or separation from service occurs, whichever is higher, on the sixtieth day following the effective date of the Executive's separation from service (the “Payment Date”).”

2.    Section 2(h) of the Agreement is amended in its entirety to read as follows:

“(h) Conditions. All payments and benefits provided under this Section 2 are conditioned on the Executive's continuing compliance with this Agreement (including, but not limited to Section 4 hereof) and any other agreement between the Company and the Executive, and the Executive's execution (and effectiveness) of a release of claims and covenant not to sue substantially in the form provided in Exhibit A upon termination of employment (the “Release”). If the Company does not receive an executed Release and the revocation period for such Release has not expired prior to the Payment Date, the Company shall have no obligation to make payments and pro rate benefits under Section 2(a)-(c) and Section 2(f).”
3.    This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

4.    Other than this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date first set forth above.
SHILOH INDUSTRIES, INC.

By:
Name: Ramzi Hermiz
Title: President and CEO

______________________________
Owen F. Kline